UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 20, 2018

___________________

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT 06902-7747

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2018, Gartner, Inc. (the “Company” or “Gartner”) announced that Peter Sondergaard has resigned from his position as Executive Vice President of Research & Advisory effective August 20, 2018 due to behavior in the workplace that the Company determined to be inconsistent with its code of conduct and core values. There has been no disagreement between Mr. Sondergaard and Gartner around strategy, financials or business practices.

Michael Harris has been appointed as Executive Vice President of Research & Advisory, effective August 21, 2018. Mr. Harris has 20 years of experience at Gartner and most recently led the Company’s global team of IT industry experts and researchers as Senior Vice President, IT Leaders & Tech Professionals Research. Mr. Harris will report to Gartner’s CEO, Gene Hall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: August 21, 2018	By:	/s/ Craig W. Safian
Craig W. Safian Executive Vice President and Chief Financial Officer